ADAM A. LEWIS (State Bar No. 88736)

PATRICIA S. MAR (State Bar No. 45593)

JEFFREY M. KAYES (State Bar No. 216089)

MORRISON & FOERSTER LLP 425 Market Street

San Francisco, California 94105-2482

Telephone: Facsimile:	(415) 268-7000 (415) 268-7522

Attorneys for Debtor
WESTERN WATER COMPANY

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF CALIFORNIA

In re:
WESTERN WATER COMPANY Debtor	Case No. 05-42839 Chapter 11

FIRST AMENDED PLAN OF REORGANIZATION

OF WESTERN WATER COMPANY

December 29, 2005

TABLE OF CONTENTS

Pages

ARTICLE I.	DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME		1
A.	Scope Of Definitions; Rules Of Construction	1
B.	Definitions	1
C.	Rules of Interpretation	9
D.	References to Sections of the Bankruptcy Code	10
ARTICLE II.	TREATMENT OF UNCLASSIFIED CLAIMS AND INTERESTS	10
A.	Administrative Claims	10
	1.Administrative Claims Bar Date	10
	2.Administrative Claims Other Than Professional Fee Claims	10
	3.Professional Fee Claims	11
B.	Priority Tax Claims	11
ARTICLE III.	CLASSIFICATION OF CLAIMS AND INTERESTS	11
A.	Priority Claims	11
B.	Secured Claims	12
C.	Unsecured Claims	12
D.	Equity Interests	12
ARTICLE IV.	TREATMENT OF CLASSES OF CLAIMS AND INTERESTS	13
A.	Priority Claims	13
	1.Class 1. Priority Wage Claims	13
B.	Secured Claims	13
	1.Class 2-A. Yuba County Tax Collector Claims	13
	2.Class 2-B. All Other Secured Claims	13
C.	Unsecured Claims	14

1.	Class 3-A. General Unsecured Claims Other than Debenture Claims and Promissory Note Claims 14

	2.Class 3-B. Debenture Claims	14
	3.Class 3-C. Promissory Note Claims	14
D.	Equity Interests	15
	1.Class 4-A. Series F Preferred Stock Interest	15
	2.Class 4-B. Series C Preferred Stock Interests	15
	3.Class 4-C. Other Interests	16
ARTICLE V.	MEANS FOR IMPLEMENTATION OF THE PLAN	16
A.	Continuation of the Debtor; Corporate Governance	16
B.	Cancellation of Old Common Stock; Issuance of New Common Stock	16
C.	Cancellation of Series C Preferred Stock and Series F Preferred Stock	17
D.	Restrictions on Transfer of New Common Stock	17
E.	Amendment of Charter	17
F.	Revesting and Disposition of Assets	18
G.	Preservation of Retained Claims	18
H.	Effectuating Documents; Further Transactions	18
I.	Employment and Payment of Professionals	19
J.	Creditors Committee	19
K.	Notices After the Effective Date	19
L.	Exemption From Certain Transfer Taxes	19
ARTICLE VI.	DISTRIBUTIONS UNDER THE PLAN	20
A.	Means Of Cash Payment	20
B.	Distribution Account	20
C.	Delivery Of Distributions	20
D.	Undeliverable and Unclaimed Distributions	21
	1.Holding of Undeliverable and Unclaimed Distributions	21
	2.Failure to Claim Undeliverable Distributions	21
E.	De Minimis Distributions	21
F.	Withholding And Reporting Requirements	22
G.	Setoffs	22
ARTICLE VII.DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS		22
A.	Objection Deadline; Prosecution Of Objections	22
B.	No Distributions Pending Allowance	23
C.	Reserve for Disputed Claims	23
ARTICLE VIII.TREATMENT OF EXECUTORY AND OTHER CONTRACTS		23
A.	Assumption and Rejection of Executory Contracts	23
B.	Payments Related To Assumption Of Contracts And Leases	24
C.	Rejection Damages	24
D.	Western Aggregates Right of First Refusal	24
ARTICLE IX.	ACCEPTANCE OR REJECTION OF THE PLAN	24
A.	Classes Entitled To Vote	24
B.	Acceptance By Impaired Classes	25
C.	Cramdown	25
ARTICLE X.	EFFECT OF CONFIRMATION; DISCHARGE OF DEBTS	25
A.	Binding Effect of Confirmation	25
B.	Discharge of Debts	25
C.	Effect of Discharge	26
D.	Exculpation And Limitation Of Liability	26
ARTICLE XI.	MODIFICATIONS, AMENDMENTS AND WITHDRAWAL OF PLAN	27
A.	Amendments to Plan	27
B.	Withdrawal of Plan	27
ARTICLE XII.RETENTION OF JURISDICTION		28
ARTICLE XIII.MISCELLANEOUS PROVISIONS		29
A.	Payment Of Statutory Fees	29
B.	Severability Of Plan Provisions	30
C.	Binding Effect; Successors And Assigns	30
D.	Notices	30
E.	Governing Law	31
F.	Conflict of Terms	31

Western Water Company, debtor and debtor-in-possession (the “Debtor”), hereby proposes this First Amended Plan of Reorganization of Western Water Company (the “Plan”). The Debtor is the proponent of the Plan within the meaning of Section 1129 of the Bankruptcy Code.

ARTICLE I.

DEFINITIONS, RULES OF INTERPRETATION,

AND COMPUTATION OF TIME

A.	Scope Of Definitions; Rules Of Construction

For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.	Definitions

1. “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(2) of the Bankruptcy Code, and includes (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtor’s Estate and operating its business, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, and (c) fees to the United States Trustee under 28 U.S.C. § 1930(a)(6).

2. “Administrative Claims Bar Date” means the deadline or deadlines for filing Administrative Claims, including Professional Fee Claims, which date shall be the date that is thirty (30) days after the Effective Date.

3. “Allowed Claim” means a Claim or any portion thereof (a) that has been allowed by a Final Order or is allowed under the Plan; or (b) that either (i) is scheduled in the Debtor’s Schedules, as amended from time to time other than a Claim that is scheduled as disputed, contingent or unliquidated, or (ii) a Proof of Claim has been timely filed or is deemed to have been timely filed, and as to which either (x) no objection to its allowance has been filed on or before the Objection Bar Date, or (y) any objection to its allowance has been settled, withdrawn or determined by Final Order.

4. “Allowed . . . Claim” means an Allowed Claim in the particular Class or category described.

5. “Allowed . . . Interest” means an Allowed Interest in the particular Class or category described.

6. “Allowed Interest” means an interest or such portion thereof: (a) that has been allowed by a Final Order or is allowed under the Plan; or (b) as to which a Proof of Interest has been timely filed or is deemed to have been timely filed, as to which either (i) no objection to its allowance has been filed on or before the Objection Bar Date, or (ii) any objection to its allowance has been settled, withdrawn or determined by Final Order.

7. “Avoidance Actions” means any action which may be brought pursuant to Sections 510, 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code, except for those released pursuant to the provisions of the Plan.

8. “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

9. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended from time to time, and as supplemented by any local rules of procedure adopted by the Court.

10. “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Oakland, California.

11. “Case” means the bankruptcy matter styled In re Western Water Company, Case No. 05-42839, pending in the United States Bankruptcy Court for the Northern District of California, Oakland Division.

12. “Cash” means cash and cash equivalents including, bank deposits, certificates of deposits, and other similar forms of legal tender of the United States.

13. “Chapter 11” means Chapter 11 of the Bankruptcy Code.

14. “Claim” means, pursuant to Section 101(5) of the Bankruptcy Code, any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, against the Debtor or property of the Debtor, whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, secured or unsecured.

15. “Class” means one of the categories of Claims or Interests listed in Article III of this Plan.

16. “Collateral” means any property or interest in property of the Debtor’s Estate that is subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

17. “Confirmation” means entry by the Court of the Confirmation Order.

18. “Confirmation Hearing” means the hearing to consider confirmation of the Plan under Section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

19. “Confirmation Order” means the order of the Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

20. “Court” means: (a) the United States Bankruptcy Court for the Northern District of California, in which the Case is pending; (b) any successor thereof that may be established by any act of Congress relating to bankruptcy; (c) such other court as may exercise original jurisdiction over this Case; or (d) any court having competent jurisdiction to hear appeals or certiorari proceedings therefrom.

21. “Creditors Committee” means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Case.

22. “Cure” means the Distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Court, to cure a default by the Debtor or compensate for actual pecuniary loss resulting from a default by the Debtor under Section 365(b)(1) of the Bankruptcy Code in connection with the assumption of an Executory Contract under Section 365 of the Bankruptcy Code

23. “Debenture Claims” means the General Unsecured Claims based on the 9% Convertible Subordinated Debentures issued by the Debtor on or about September 22, 1995, and that were outstanding as of the Petition Date.

24. “Debtor” means Western Water Company as debtor and debtor-in-possession under Sections 1107 and 1108 of the Bankruptcy Code.

25. “Disclosure Statement” means the written disclosure statement relating to the Plan, as amended, supplemented or modified from time to time, and prepared pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

26. “Disputed Claim” means a Claim as to which a Proof of Claim has been filed, or is deemed to have been filed, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been settled, withdrawn or overruled or denied by a Final Order. Prior to the Objection Bar Date, for the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety if: (a) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedules; (b) any corresponding Claim scheduled by the Debtor in its Schedules has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (c) no corresponding Claim has been scheduled by the Debtor in its Schedules.

27. “Disputed Interest” means an Interest of a Preferred Shareholder as to which a Proof of Interest has been filed, or is deemed to have been filed, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn and has not been overruled or denied by a Final Order. Prior to the Objection Bar Date, for the purposes of the Plan, an Interest shall be considered a Disputed Interest in its entirety if the amount or value of the Interest specified in the Proof of Interest exceeds the amount of any corresponding value or amount for such Interest in the books and records of the Debtor.

28. “Distribution” means each payment of Cash, New Common Stock or other consideration to be provided to Holders of Allowed Claims and Allowed Interests pursuant to this Plan on account of such Claims and Interests.

29. “Distribution Account” means the account to be established on the Effective Date and maintained by the Reorganized Debtor which will hold the Cash to be distributed or reserved under the Plan.

30. “Effective Date” means the day that the Plan becomes effective, which date shall be the first business day after the Confirmation Order has become a Final Order, unless the Court for good cause extends the date.

31. “Estate” means the estate of Western Water Company created under Section 541 of the Bankruptcy Code.

32. “Executory Contract” means all contracts and unexpired leases to which the Debtor is a party or in which the Debtor has an assignable interest and which are executory with the meaning of Section 365 of the Bankruptcy Code.

33. “Face Amount” means (a) when used in reference to a Disputed Claim or Disputed Interest, the full stated amount claimed by the Holder of such Claim in any Proof of Claim or Proof of Interest filed or deemed to have been filed; (b) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Court under Section 502(c) of the Bankruptcy Code, (c) when used in reference to an Allowed Claim, the allowed amount of the Claim, and (d) when used in reference to an Allowed Interest, the stated value of the shares comprising such Interest.

34. “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, reversed or amended, and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review of rehearing has expired, and as to which no appeal or petition for review or rehearing was timely filed, or if timely filed, is pending.

35. “General Unsecured Claim” means a Claim that arose, or is deemed to have arisen, before the Petition Date, to the extent the amount of such Claim (a) is not secured by any Lien on any assets of the Debtor or (b) is greater than the value of any Lien that secures such Claim, but is not a Priority Claim, and includes Rejection Damage Claims.

36. “Holder” means the Person holding the specified Lien, Claim or Interest.

37. “Impaired” means, as to Claims and Interests, that a Claim or Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

38. “Interests” means the legal, equitable, contractual and other rights of any Person with respect to an ownership interest or equity security in the Debtor, whether or not transferable, and includes any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in the Debtor. Interests include the Series C Preferred Stock, Series F Preferred Stock and the Old Common Stock.

39. “Lien” has the meaning set forth in Section 101(37) of the Bankruptcy Code.

40. “New Common Stock” means the common stock of the Reorganized Debtor to be issued and distributed to the Holders of Series C Preferred Stock pursuant to the Plan.

41. “Objection Bar Date” means the date by which objections to Claims or Interests must be filed, which date shall be the Effective Date, unless the Court for good cause extends the date.

42. “Old Common Stock” means an existing Interest in the Debtor consisting of shares of the common stock of the Debtor authorized and issued in accordance with the Certificate of Incorporation of the Debtor filed with the Delaware Secretary of State on or about March 16, 1994, as amended from time to time, and that are outstanding as of the Petition Date, and includes any rights pertaining to issued shares of Old Common Stock and any option, warrant or right to purchase, sell or subscribe to Old Common Stock.

43. “Other Interests” means all Interests in the Debtor other than the Series C Preferred Stock and Series F Preferred Stock, and includes the Old Common Stock.

44. “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

45. “Petition Date” means May 24, 2005, the date on which Western Water Company filed its petition for relief commencing the Case.

46. “Plan” means this Chapter 11 Plan of Reorganization of Western Water Company and all exhibits and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

47. “Proof of Claim” means a proof of claim by or on behalf of a Holder of a Claim in accordance with Section 501 of the Bankruptcy Code.

48. “Proof of Interest” means a proof of interest filed by a Holder of an Interest in accordance with Section 501 of the Bankruptcy Code.

49. “Postpetition Interest Rate” means 3.32% per annum, based on the federal judgment interest rate applicable to the Petition Date.

50. “Priority Claim” means a Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than an Administrative Claim. Priority Claims include Priority Wage Claims and Priority Tax Claims.

51. “Priority Tax Claim” means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

52. “Priority Wage Claim” means a Claim that is entitled to priority pursuant to Section 507(a)(4) or (5) of the Bankruptcy Code..

53. “Professional” means any professional employed in the Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and professionals seeking compensation or reimbursement of expenses in connection with the Case pursuant to Section 503(b)(4) of the Bankruptcy Code.

54. “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and through the Effective Date.

55. “Promissory Note Claims” means the General Unsecured Claims based on (a) the Amended Promissory Notes executed by the Debtor dated December 7, 2004, and (b) the Promissory Notes executed by the Debtor dated on or about January 26, 2005.

56. “Pro Rata” means, at any time, the proportion that the Face Amount of a Claim or Interest in a particular Class bears to the aggregate Face Amount of all Claims or Interests (including Disputed Claims and Disputed Interests) in such Class.

57. “Rejection Damage Claims” means Claims for damages resulting from rejection of Executory Contract obligations by the Debtor.

58. “Reorganized Debtor” means the Debtor after the Effective Date.

59. “Retained Claims” means all claims, rights, interests, causes of action, defenses, rights of offset, counterclaims, cross-claims and third party claims, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person as of the Effective Date, and shall include Avoidance Actions.

60. “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Court by the Debtor, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Court.

61. “Secured Claim” means a Claim that arose before or after the Petition Date that is secured by a Lien upon property, or the proceeds of the sale of such property, in which the Debtor has an interest, to the extent of the value, as of the date of Confirmation or such later date as is established by the Court, of such Lien as determined by a Final Order of the Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor and the Holder of such Claim.

62. “Series C Preferred Stock” means the Series C Convertible Redeemable Preferred Stock of the Debtor authorized and issued by the Debtor pursuant to the Certificate of Designations filed with the Delaware Secretary of State on or about April 21, 1997, and outstanding as of the Petition Date, and includes any rights pertaining to the Series C Preferred Stock and any option, warrant or right to purchase, sell or subscribe to the Series C Preferred Stock.

63. “Series F Preferred Stock” means the Series F Convertible Redeemable Preferred Stock of the Debtor authorized and issued by the Debtor pursuant to the Certificate of Designations filed with the Delaware Secretary of State on or about March 14, 2001, and outstanding as of the Petition Date, and includes any rights pertaining to the Series F Preferred Stock and any option, warrant or right to purchase, sell or subscribe to the Series F Preferred Stock.

64. “Unimpaired” means, as to Claims or Interests, that a Claim or Interest is not Impaired.

C.	Rules of Interpretation

1. In this Plan, any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or substantially on those terms and conditions.

2. In this Plan, any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented.

3. Unless otherwise specified, all references to Articles, Schedules, and Exhibits in this Plan are references to Articles, Schedules, and Exhibits of or to the Plan.

4. As used in this Plan, the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion or paragraph of the Plan.

5. Captions and headings in the Plan are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan.

6. As used in this Plan, “including” means “including without limitation.”

7. In this Plan, any reference to a Distribution to be made “on” a date means the Distribution shall be made on or as soon as reasonably practicable after that date.

8. In this Plan, the rules of construction in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply

9. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any reference to “day” or “days” shall mean calendar days, unless otherwise specified.

D.	References to Sections of the Bankruptcy Code

All references to the numerical sections and subsections of the Bankruptcy Code are based on the Bankruptcy Code as amended by the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, regardless of whether the amendments in such Act are applicable to the Debtor and the Case.

ARTICLE II.

TREATMENT OF UNCLASSIFIED CLAIMS AND INTERESTS

A.	Administrative Claims

1.	Administrative Claims Bar Date

All Administrative Claims, including Professional Fee Claims, shall be filed with the Court on or before the Administrative Claims Bar Date or shall forever be barred, provided that Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors’ business shall not be required to comply with the Administrative Claims Bar Date, but may submit an invoice, billing statement or other evidence of indebtedness to the Debtor in the ordinary course of business.

2.	Administrative Claims Other Than Professional Fee Claims

On the later of (a) the Effective Date or (b) the date the Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim accrued on or prior to the Effective Date shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim, unless the Holder has agreed in writing to a different treatment, provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

3.	Professional Fee Claims

Each Professional seeking allowance of a Professional Fee Claim shall, on or before the Administrative Claims Bar Date, file a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date. Each Holder of an allowed Professional Fee Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Professional Fee Claim, Cash in such amounts as are allowed by the Court upon entry of a Final Order approving such payment, unless the Holder has agreed in writing to a different treatment.

B.	Priority Tax Claims

On the later of (a) the Effective Date or (b) the date the Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, Cash equal to the unpaid portion of such Allowed Priority Tax Claim plus interest at the statutory rate from the Effective Date through the date of Distribution on such Claim.         .

ARTICLE III.

CLASSIFICATION OF CLAIMS AND INTERESTS

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

A.	Priority Claims

1. Class 1 consists of all Priority Wage Claims. Class 1 Claims are Unimpaired.

B.	Secured Claims

1. Class 2-A consists of the Secured Claims of the Yuba County Tax Collector, or other government official responsible for the collection of real property taxes in Yuba County, for real property taxes assessed against and secured by a Lien on the land, water rights or mineral rights owned by the Debtor in Yuba County, and more particularly described as Assessors Parcel Nos: 006-160-099-000, 006-160-131-000, 605-270-119-000, 605-270-150-000, 606-100-090-000, 606-150-035-000, 606-160-061-000, 606-160-066-000, 606-160-112-000, 606-170-059-000, 606-170-063-000, 606-170-064-000, 606-170-103-000, 606-170-106-000, 606-180-025-000, 705-270-136-000, 705-270-138-000, 705-370-029-000, 706-100-099-000, 706-160-076-000, 706-160-077-000, 706-160-078-000, 706-160-079-000, 706-160-080-000, 706-160-081-000, 706-160-082-000, 706-160-084-000, 706-160-088-000, 706-170-079-000, 706-170-082-000, 706-170-083-000, 706-170-084-000, 706-170-085-000, 706-180-033-000, and 706-380-019-000. Class 2-A Claims are Unimpaired.

2. Class 2-B consists of all other Secured Claims, other than Allowed Claims in Class 2-A, secured by a Lien on any property of any kind of the Debtor. Class 2-B Claims are Unimpaired.

C.	Unsecured Claims

1. Class 3-A consists of all General Unsecured Claims other than Debenture Claims and Promissory Note Claims. Class 3-A Claims are Unimpaired.

2. Class 3-B consists of all Debenture Claims. Class 3-B Claims are Unimpaired.

3. Class 3-C consists of all Promissory Note Claims. Class 3-C Claims are Unimpaired.

D.	Equity Interests

1. Class 4-A consists of all Interests of Holders of Series F Preferred Stock. Class 4-A Interests are Impaired.

2. Class 4-B consists of all Interests of Holders of Series C Preferred Stock. Class 4-B Interests are Impaired.

3. Class 4-C consists of all Other Interests in the Debtor, including the Old Common Stock. Class 4-C Interests are Impaired.

ARTICLE IV.

TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

A.	Priority Claims

1.	Class 1. Priority Wage Claims

On the later of (a) the Effective Date or (b) the date the Priority Wage Claim becomes an Allowed Priority Wage Claim, each Holder of an Allowed Priority Wage Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, Cash equal to 100% of the Allowed Priority Wage Claim plus interest at the Postpetition Interest Rate from the Petition Date through the date of Distribution on such Claim, unless the Holder has agreed in writing to a different treatment.

B.	Secured Claims

1.	Class 2-A. Yuba County Tax Collector Claims

Real property taxes constituting the Class 2-A Claims shall be paid as they become due, and all legal, equitable and contractual rights of the Holder of the Class 2-B Claims, including Lien rights, shall remain unaltered by the Plan.

2.	Class 2-B. All Other Secured Claims

On the later of (a) the Effective Date or (b) the date the Class 2-B Claim becomes an Allowed Class 2-B Claim, the Holder of the Allowed Class 2-B Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 2-B Claim, one of the following treatments, at the sole election of the Debtor: (i) Cash in an amount equal to 100% of the Allowed Class 2-B Claim plus interest at the rate specified in any applicable contract, or if no interest rate is specified, at the Postpetition Interest Rate, from the Petition Date through the date of Distribution on such Claim, or (ii) the Debtor shall abandon, relinquish and transfer the Collateral to the Holder of the Allowed Class 2-B Claim in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 2-B Claim.

C.	Unsecured Claims

1.	Class 3-A. General Unsecured Claims Other than Debenture Claims and Promissory Note Claims

On the later of (a) the Effective Date or (b) the date the Class 3-A Claim becomes an Allowed Class 3-A Claim, each Holder of an Allowed Class 3-A Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 3-A Claim, Cash in an amount equal to 100% of the Allowed Class 3-A Claim plus interest at the Postpetition Interest Rate from the Petition Date through the date of Distribution on such Claim.

2.	Class 3-B. Debenture Claims

On the later of (a) the Effective Date or (b) the date the Class 3-B Claim becomes an Allowed Class 3-B Claim, each Holder of an Allowed Class 3-B Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 3-B Claim, Cash in an amount equal to 100% of the Allowed Class 3-B Claim plus interest at the Postpetition Interest Rate from the Petition Date through the date of Distribution on such Claim.

3.	Class 3-C. Promissory Note Claims

On the later of (a) the Effective Date or (b) the date the Class 3-C Claim becomes an Allowed Class 3-C Claim, each Holder of an Allowed Class 3-C Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 3-C Claim, Cash in an amount equal to 100% of the Allowed Class 3-C Claim plus interest at the Postpetition Interest Rate from the Petition Date through the date of Distribution on such Claim. Each Holder of an Allowed Class 3-C Claim shall be required, as a condition to payment on the Allowed Class 3-C Claim to surrender to the Reorganized Debtor the Promissory Note held by such Holder, or if the Promissory Note has been lost or stolen, to execute and deliver to the Reorganized Debtor, a certification that the note has been lost or stolen, in form and containing indemnification provisions satisfactory to the Reorganized Debtor.

D.	Equity Interests

1.	Class 4-A. Series F Preferred Stock Interest

On the Effective Date, all Series F Preferred Stock shall be cancelled and all rights of and interests of the Holder of Class 4-A Interest in the Series F Preferred Stock shall be extinguished and terminated. On the later of (a) the Effective Date or (b) the date the Class 4-A Interest becomes an Allowed Class 4-A Interest, the Holder of an Allowed Class 4-A Interest shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 4-A Interest and its shares of Series F Preferred Stock, 24.74% of the New Common Stock to be issued by the Reorganized Debtor, provided, however, that the Holder of the Allowed 4-A Interest may elect, by written notice delivered to the Debtor on or before the date and time of the Confirmation Hearing, to receive, in lieu of New Common Stock, Cash in the amount of $260,000, in which event the Holder of the Allowed 4-A Interest shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 4-A Interest and its Series F Preferred Stock, Cash in the amount of $260,000.

2.	Class 4-B. Series C Preferred Stock Interests

On the Effective Date, all Series C Preferred Stock shall be cancelled and all rights and interests of Holders of Class 4-B Interests in the Series C Preferred Stock shall be extinguished and terminated. On the later of (a) the Effective Date or (b) the date the Class 4-B Interest becomes an Allowed Class 4-B Interest, each Holder of an Allowed Class 4-B Interest shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 4-B Interest and its shares of Series C Preferred Stock, a Pro Rata share of 75.26% percent of the New Common Stock to be issued by the Reorganized Debtor under the Plan. In the event that the Holder of the Class 4-A Interest elects to receive a Distribution of Cash instead of New Common Stock for its Class 4-A Interest, and no New Common Stock is issued to the Holder of the Class 4-A Interest, then each Holder of an Allowed Class 4-B Interest shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 4-B Interest and its shares of Series C Preferred Stock, a Pro Rata share of 100% percent of the New Common Stock to be issued by the Reorganized Debtor under the Plan.

3.	Class 4-C. Other Interests

On the Effective Date, all Other Interests, including the Old Common Stock, shall be cancelled and all rights and interests of Holders of Class 4-C Interests shall be extinguished and terminated. Holders of Other Interests shall receive no Distributions or any other consideration on account of such Other Interests under the Plan.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Continuation of the Debtor; Corporate Governance

1. On and after the Effective Date, the Debtor shall continue in existence as the Reorganized Debtor and shall continue to be organized and incorporated under the laws of the State of Delaware. On and after the Effective Date, the Reorganized Debtor may operate its business free of any restrictions of the Bankruptcy Code or supervision of the Court, other than as expressly imposed by the Plan or the Confirmation Order.

2. The existing directors and officers of the Debtor shall serve initially in their current capacities as directors and officers of the Reorganized Debtor after the Effective Date, until they are replaced or their services are terminated pursuant to the provisions of the Certificate of Incorporation or Bylaws of the Reorganized Debtor or applicable state corporation law.

B.	Cancellation of Old Common Stock; Issuance of New Common Stock

1. On the Effective Date, all Old Common Stock of the Debtor shall be automatically cancelled and be of no further force or effect, without the necessity of surrender of the stock certificates reflecting the Old Common Stock to the Debtor or Reorganized Debtor or any transfer agent or other agent thereof.

2. On the Effective Date, the Reorganized Debtor shall issue and distribute the New Common Stock to the Holders of the Series C Preferred Stock with Allowed Interests in Class 4-B, and, as applicable, the Series F Preferred Stock with an Allowed Interest in Class 4-A, as provided in Article IV.D. The total number of shares of New Common Stock to be issued shall be determined by the Board of Directors.

C.	Cancellation of Series C Preferred Stock and Series F Preferred Stock

1. On the Effective Date, all Series C Preferred Stock and Series F Preferred Stock of the Debtor shall be automatically cancelled and be of no further force or effect, without regard to surrender of the stock certificates reflecting the Series C Preferred Stock and Series F Preferred Stock to the Debtor or Reorganized Debtor or any transfer agent or other agent thereof.

2. The Reorganized Debtor, in its discretion, may require, as a condition to the Distribution of New Common Stock to a Holder of Series C Preferred Stock, or Cash or New Common Stock to the Holder of the Series F Preferred Stock, as applicable, that such Holder surrender to the Reorganized Debtor the stock certificate(s) evidencing the Series C Preferred Stock or Series F Preferred Stock held by such Holder and cancelled under the Plan.

D.	Restrictions on Transfer of New Common Stock

The New Common Stock shall contain a legend that no transfers of New Common Stock, and no agreements providing for the transfer of New Common Stock or any option, warrant or other right to acquire the New Common Stock, shall be permitted within three (3) years of the Effective Date unless either (1) a more likely than not opinion of tax counsel of the transferor, satisfactory to the Reorganized Debtor, is rendered that such transfer of New Common Stock will not result in a change of ownership under the provisions of Section 382 of the Internal Revenue Code and regulations thereunder, or (2) the Board of Directors waives the foregoing condition. The Board of Directors of the Reorganized Debtor may, from time to time, adopt such additional procedures with respect to and impose such further limitations on the transferability of the New Common Stock, or any other classes of common stock that are authorized and issued, as it may in good faith deem reasonable and desirable to protect and maintain the tax attributes of the Reorganized Debtor.

E.	Amendment of Charter

1. On or before the Effective Date, the Debtor shall cause the Certificate of Incorporation of the Debtor to be amended and restated as necessary or appropriate (1) to effectuate and implement any provisions of the Plan, and (2) as required by Section 1123(a)(6) of the Bankruptcy Code, to prohibit the issuance of nonvoting equity securities and providing as to any classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in payment of such dividends.

2. Prior to the Confirmation Hearing, the Debtor shall file as a supplement to this Plan its proposed Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that will govern the Reorganized Debtor, which documents shall be subject to approval of the Court in the Confirmation Order or supplement to the Confirmation Order.

F.	Revesting and Disposition of Assets

On the Effective Date the property of the Debtor’s Estate, except for the Cash to be held in the Distribution Account, shall revest in the Reorganized Debtor, free and clear of all Claims and Interests and Liens, except as specifically provided in the Plan or the Confirmation Order. After the Effective Date, the Reorganized Debtor may use sell, liquidate, abandon or otherwise dispose of any assets of the Debtor (or decline to do any of the foregoing), without approval of the Court or notice to any Persons.

G.	Preservation of Retained Claims

Except as otherwise provided in this Plan or the Confirmation Order, all Retained Claims, including Avoidance Actions, shall be retained by and shall be enforceable by the Reorganized Debtor, and any recoveries from Retained Claims will be retained by the Reorganized Debtor. From and after the Effective Date, the Reorganized Debtor may enforce, sue on, settle, compromise, abandon or release (or decline to do any of the foregoing) all Retained Claims of the Debtor without approval of the Court or notice to any Persons.

H.	Effectuating Documents; Further Transactions

The Reorganized Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

I.	Employment and Payment of Professionals

After the Effective Date, the Reorganized Debtor may, without review or approval of the Court, retain, employ and pay compensation to professionals as may be reasonably necessary to carry out the duties of the Reorganized Debtor under the Plan.

J.	Creditors Committee

The Creditors Committee shall continue in place until the Effective Date. On the Effective Date, the Creditors Committee shall be dissolved and the duties and powers of the Creditors Committee shall terminate, except with respect to any applications for award of compensation and reimbursement of expenses to the members of the Committee and any Professionals retained by the Creditors Committee for services rendered prior to the Effective Date.

K.	Notices After the Effective Date

From and after the Effective Date, all notices, motions or applications for which creditors and parties in interest may be entitled to notice under Bankruptcy Rules 2002 shall be required to be served only on (a) the United States Trustee, (b) the Reorganized Debtor, (c) counsel for the Reorganized Debtor, and (d) those Persons who file with the Court and serve on the Reorganized Debtor a request, which includes such Person’s name, contact person, address, telephone number and facsimile number, that such Person receive notices of post-Effective Date matters. Persons who had previously filed with the Court requests for special notice of the proceedings and other filings in the Case will not receive notice of post-Effective Date matters unless such Persons file a new request in accordance with this paragraph.

L.	Exemption From Certain Transfer Taxes

Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to any Person pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

ARTICLE VI.

DISTRIBUTIONS UNDER THE PLAN

A.	Means Of Cash Payment

The Reorganized Debtor shall be responsible for making Distributions pursuant to the Plan. Cash payments made pursuant to this Plan shall be in U.S. funds, by such commercially reasonable manner as determined in the discretion of the Reorganized Debtor.

B.	Distribution Account

On or before the Effective Date, the Debtor or Reorganized Debtor shall establish the Distribution Account, which shall be maintained by the Reorganized Debtor and shall hold sufficient Cash to (1) make all Distributions of Cash required under the Plan; and (2) reserve for Disputed Claims pursuant to Article VII.C. The Distribution Account shall be held in trust solely for the benefit of Holders of Allowed Claims and Disputed Claims, and, if applicable, the Holder of the Allowed Class 4-A Interest, and shall require two signatures for all withdrawals over $10,000. Upon (1) completion of Distributions to Holders of Allowed Claims, and if applicable, the Cash Distribution to the Holder of the Allowed Class 4-A Interest, (2) resolution of all Disputed Claims under Article VII and (3) if any Distributions of Cash have been returned to the Reorganized Debtor as undeliverable or unclaimed, the expiration of the deadline for asserting a claim for an undeliverable or unclaimed Distribution under Article VI.C.2, any remaining amounts in the Distribution Account shall be returned to and vest in the Reorganized Debtor.

C.	Delivery Of Distributions

Distributions to Holders of Allowed Claims and Allowed Interests shall be made by the Reorganized Debtor (1) at the addresses set forth in the Proofs of Claim or Proofs of Interest filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim or Proof of Interest is filed or if the Debtor or Reorganized Debtor has been notified of a change of address), (2) at the addresses set forth in any written notices of address changes delivered to the Debtor or Reorganized Debtor after the date of any related Proof of Claim or Proof of Interest, (3) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Debtor or Reorganized Debtor has not received a written notice of a change of address, or (4) in the case of the Holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer.

D.	Undeliverable and Unclaimed Distributions

1.	Holding of Undeliverable and Unclaimed Distributions

If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtor is notified of such Holder’s then current address, at which time the Distributions shall be made to such Holder. Amounts in respect of undeliverable Distributions of Cash shall be returned to the Distribution Account until such Distributions are claimed.

2.	Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim or Interest which does not assert a claim for an undeliverable or unclaimed distribution within four (4) months after the Distribution is returned to the Reorganized Debtor as undeliverable or unclaimed shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtor, the Estate, the Reorganized Debtor, or their property. Nothing contained in the Plan shall require the Reorganized Debtor to attempt to locate any Holder of an Allowed Claim whose Distribution is undeliverable or unclaimed.

E.	De Minimis Distributions

The Reorganized Debtor shall not be required to make any payment of less than ten dollars ($10.00) with respect to any Claim unless a request therefor is made in writing to the Reorganized Debtor.

F.	Withholding And Reporting Requirements

In connection with this Plan and all Distributions hereunder, the Reorganized Debtor shall be entitled to deduct any federal, state, local or foreign withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. The Reorganized Debtor shall be authorized to take any and all actions that may be necessary or appropriate to comply with withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Holder of an Allowed Claim or an Allowed Interest that receives a Distribution shall have sole and exclusive responsibility for satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such Distribution.

G.	Setoffs

The Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor may have against the Holder of the Claim, provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any claim that the Debtor may have against such Holder.

ARTICLE VII.

DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Objection Deadline; Prosecution Of Objections

No later than Objection Bar Date (unless extended by an order of the Court), the Debtor or the Reorganized Debtor, or any other party entitled by the Bankruptcy Code to object to Claims or Interests, shall file any objections to any Claims or Interests with the Court and serve such objections upon the Holders of each of the Claims or Interests to which objections are made. Any Claims or Interests to which no timely objection has been filed on or before the Objection Bar Date shall be deemed an Allowed Claim or Allowed Interest. Nothing contained herein, however, shall limit the right of the Debtor, Reorganized Debtor or other party in interest to object to Claims or Interests, if any, filed or amended more than sixty (60) days after the Effective Date. After the Effective Date, the Reorganized Debtor shall be authorized to settle all Disputed Claims and Disputed Interests without approval of the Court or notice to any Persons

B.	No Distributions Pending Allowance

The Reorganized Debtor shall only make Distributions to Holders of Allowed Claims and Allowed Interests. No Distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest, or some portion thereof, has become an Allowed Claim or Allowed Interest.

C.	Reserve for Disputed Claims

The presence of a Disputed Claim or Disputed Interest in any Class shall not be a cause to delay distribution to Allowed Claims or Allowed Interests in that Class or junior classes. The Reorganized Debtor shall deposit into and maintain in the Distribution Account a Cash reserve for Disputed Claims based on the Face Amount of the Disputed Claims as asserted in a timely filed Proof of Claim or such lesser amount as the Court shall determine to be sufficient, after notice to the Holders of the Disputed Claims and Disputed Interests.

ARTICLE VIII.

TREATMENT OF EXECUTORY AND OTHER CONTRACTS

A.	Assumption and Rejection of Executory Contracts

Except as otherwise provided in the Plan, as of the Effective Date the Debtor shall be deemed to have rejected each Executory Contract to which it is a party, unless such Executory Contract (1) was previously assumed or rejected by the Debtor, (2) previously expired or terminated pursuant to its own terms, (3) is the subject of a motion to assume filed on or before Confirmation, or (4) is listed on a schedule of assumed Executory Contracts attached in Schedule A attached hereto, or in any supplement or amendment to Schedule A filed prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Court under Section 365 of the Bankruptcy Code approving the Executory Contract assumptions and rejections described above, as of the Effective Date.

B.	Payments Related To Assumption Of Contracts And Leases

Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan may be in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or the assignee of the Debtor, by Cure. In the event a dispute arises regarding (1) the nature or amount of any Cure, (2) the ability of any Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract to be assumed, or (3) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.	Rejection Damages

If the rejection by the Debtor, pursuant to the Plan or otherwise, of an Executory Contract results in a Claim that is not theretofore evidenced by a timely filed Proof of Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtor or the Debtor’s Estate, unless a Proof of Claim is filed with the Court and served on counsel for the Debtor within thirty (30) days after service of the earlier of (1) notice of entry of the Confirmation Order or (2) other notice that the Executory Contract has been rejected.

D.	Western Aggregates Right of First Refusal

All rights and interests, including any defenses of the Debtor thereto, of the parties under that certain Right of First Refusal Agreement dated as of April 28, 1994, by and between Western Aggregates, Inc. and the Debtor, shall continue in effect and remain unaltered by the Plan.

ARTICLE IX.

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Classes Entitled To Vote

Classes 4-A and 4-B are Impaired and shall be entitled to vote to accept or reject the Plan. Classes 1, 2-A, 2-B, 3-A, 3-B and 3-C are Unimpaired and are deemed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Class 4-C is Impaired, but is deemed to have rejected the Plan, and therefore, is not entitled to vote to accept or reject the Plan.

B.	Acceptance By Impaired Classes

An Impaired Class of Claims entitled to vote shall have accepted the Plan if (1) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (2) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under Section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests entitled to vote shall have accepted the Plan if the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.	Cramdown

To the extent necessary, the Debtor will request confirmation of the Plan under Section 1129(b) of the Bankruptcy Code. In the event that any Class of Claims or Interests designated herein as Unimpaired is held to be Impaired and therefore entitled to vote, the Debtor in its discretion may deem such Class to have rejected the Plan and may seek to confirm the Plan under Section 1129(b) in lieu of soliciting the votes of such Class.

ARTICLE X.

EFFECT OF CONFIRMATION; DISCHARGE OF DEBTS

A.	Binding Effect of Confirmation

Confirmation of the Plan shall bind the Debtor, the Reorganized Debtor and all Holders of Claims and Interests whether or not: (1) a Proof of Claim or Proof of Interest was filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (2) the Claim or Interest is an Allowed Claim or Allowed Interest, or (3) the Holder of the Claim or Interest has accepted the Plan.

B.	Discharge of Debts

The rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for, and in complete satisfaction, discharge and release of, all Claims against and Interests in the Debtor, the Reorganized Debtor, the Estate or their assets, regardless of whether the Holder of a Claim or Interest receives any Distribution or retains any property pursuant to the Plan on account of such Claim or Interest. Confirmation of the Plan shall discharge the Debtor and Reorganized Debtor from all liability on account of Claims that arose at any time before Confirmation, including all debts specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not: (1) a Proof of Claim was filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (2) the Claim is an Allowed Claim or (3) the Holder of the Claim has accepted the Plan.

C.	Effect of Discharge

Upon entry of the Confirmation Order, any Holder of a Claim that is discharged shall be permanently enjoined from the commencement or continuation of any action, the employment of process, or other action, to collect, recover or offset any such discharged Claim from the Debtor, the Reorganized Debtor or the Estate or any of their assets.

D.	Exculpation And Limitation Of Liability

Neither the Debtor, the Reorganized Debtor nor the Creditors Committee, or any of their respective members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any Holder of a Claim or an Interest, or any other party in interest, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Case, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct. Any cause of action asserted against the Debtor, the Reorganized Debtor or the Committee, or their respective members, officers, directors, employees, advisors, attorneys or agents, arising out of or related to the conduct of the Case, whether before or after the Effective Date, shall be commenced only in the Court.

ARTICLE XI.

MODIFICATIONS, AMENDMENTS AND WITHDRAWAL OF PLAN

A.	Amendments to Plan

The Debtor shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan at any time prior to Confirmation. After Confirmation of the Plan and prior to substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtor may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of Holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

B.	Withdrawal of Plan

The Debtor reserves the right to revoke or withdraw the Plan at any time prior to Confirmation and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan, or if Confirmation or the Effective Date does not occur, then (1) the Plan shall be null and void in all respects, (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), any assumption or rejection of Executory Contracts effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (3) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving a Debtor, or (c) constitute an admission of any sort by the Debtor or any other Person.

ARTICLE XII.

RETENTION OF JURISDICTION

Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Case and the Plan, to the fullest extent permitted by law, including, without limitation, jurisdiction to:

1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests, whether or not such objection was filed before or after Confirmation;

2. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

3. Hear and determine all matters with respect to the assumption or rejection of any Executory Contract including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

4. Effectuate performance of and payments under the provisions of the Plan;

5. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Case, including, without limitation, all Avoidance Actions and turnover requests;

6. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

7. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

8. Hear and determine any request to (i) modify the Plan, (ii) cure any defect or omission, or (iii) reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

9. Issue and enforce injunctions, enter and implement other orders, or take any other action as may be necessary or appropriate to restrain any interference by any entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

10. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated or distributions pursuant to the Plan are enjoined or stayed;

11. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order and the interpretation thereof;

12. Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

13. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code, Bankruptcy Rules, Title 28 of the United States Code or any other relevant title of the U.S. Code; and

14. Enter a final decree closing the Case.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A.	Payment Of Statutory Fees

All fees payable pursuant to Section 1930 of Title 28 of the United States Code that arise prior to the Effective Date shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but prior to the closing of the Case shall be paid by the Reorganized Debtor. The Reorganized Debtor shall file such post-Confirmation reports as required by the U.S. Trustee or the Court.

B.	Severability Of Plan Provisions

If, subsequent to Confirmation, any provision of the Plan is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable and consistent with the original purpose of the term or provision held to be invalid.

C.	Binding Effect; Successors And Assigns

The Plan, and all rights, benefit and obligations thereunder, shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor, the Estate, the Holders of Claims and Interests, and their respective heirs, executors, administrators, successors and assigns.

D.	Notices

Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (1) in writing, (2) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, (e) facsimile transmission, or (f) email, and (3) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile or email transmission, when received and telephonically or electronically confirmed, addressed as follows:

Debtor/Reorganized Debtor:

Western Water Company
102 Washington Avenue
Point Richmond, CA 94801
Tel: 510-234-7400
Fax: 510-307-7863
Attention: Michael Patrick George
e-mail: mgeorge@wwtr.com

With copy to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Tel: 415-268-6157
Fax: 415-268-7522
Attention: Patricia S. Mar
e-mail: pmar@mofo.com

E.	Governing Law

Except to the extent that the Bankruptcy Code or other federal law is applicable, (1) the laws of the State of California shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (2) the laws of the State of Delaware shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

F.	Conflict of Terms

In the event of a conflict between the terms of this Plan and the Disclosure Statement, the terms of this Plan shall control.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Dated: December 29, 2005

WESTERN WATER COMPANY

By:
Michael Patrick George, its Chief Executive
Officer

ADAM A. LEWIS
PATRICIA S. MAR
MORRISON & FOERSTER LLP

By:

Patricia S. Mar

Attorneys for WESTERN WATER COMPANY
Debtor and Debtor-in-Possession

SCHEDULE A

EXECUTORY CONTRACTS TO BE ASSUMED

1. Commercial Lease dated February 4, 2003, between Martin B. and Janis McNair and Western Water Company.

2. Yuba Goldfields Water and Easement Agreement, dated May 1, 1991, among Yuba County Water Agency, YC Development Company (predecessor in interest to Western Water Company) and Western Aggregates, Inc.

3. Agreement dated June 23, 1998 between City of San Bernardino Municipal Water Department and Western Water Company

4. Account Agreement dated October 20, 2004, between Celico Partnership, a Delaware General Partnership, doing business as Verizon Wireless and Western Water Company

5. Lease Agreement dated June 14, 2002 between Xerox Corporation and Western Water Company

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